U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 April 27, 2006

                              Prime Resource, Inc.
                 ----------------------------------------------
           (Name of small business issuer as specified in its charter)

  Utah              333-88480                 04-3648721
  ---------------------------------------------------------------------
        (State or other jurisdiction (Commission (I.R.S. Employer of incorporation) File Number) Identification No.)

1245 East Brickyard Road, Suite 590, Salt Lake City, UT                84106
          --------------------------------------------------------------------
                  (Address of principal executive offices) (Zip Code)

                                 (801) 433-2000
               Registrant's telephone number, including area code

        ________________________________None____________________________________
             (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01         Other Events:

         The registrant announces today the completion of a special shareholders meeting commenced on April 27, 2006, which was held pursuant to notice and in accordance with the company's bylaws and Utah statutory law.

         The registrant reports the following material resolutions were adopted by majority shareholder vote at this special meeting of shareholders:

                  1. The shareholders ratified a proposed plan to transfer all existing assets, liability and business of Prime to a new separate, private limited liability company owned by the current principal shareholders in consideration for the redemption by Prime of 55% of the principal shareholders issued and outstanding common shares;

                  2. As part of this transaction, the shareholders also approved a plan whereby the restricted shares of Bioaccelerate, Inc. held by Prime were to be distributed without consideration to Prime shareholders of record, pro rata to their existing sharehold position, except for the principal shareholders, defined as those holding 10% or more of the issued and outstanding stock or any officer or director of Prime. The company will implement the actual distribution of the Bioaccelerate certificates to the shareholders commencing within the next couple of weeks. There will be distributed 176,067 shares of Bioaccelerate restricted stock to approximately 105 Prime shareholders;

                  3. Prime also approved the authorization to distribute all of the future LightSpace shares which may be held by the company to all of its common shareholders pro rata to their existing sharehold interest when, and if, the LightSpace convertible debentures currently held by the company are converted to common shares. It is anticipated that there will be, upon conversion, approximately 465,000 LightSpace shares distributed to 109 shareholders;

                  4. The current Board of Directors were also elected at the special shareholder meeting for an additional term, but subject to a modified time commitment to the management of the company as the company will now have no present material assets or business;

                  5. The shareholders also ratified the appointment of Child, VanWagoner & Bradshaw, PLLC as the independent auditors for the company through the period ending December 31, 2006;

                  6. The Company will continue to actively pursue merger or acquisition possibilities.

         There were no other matters brought before the Board or voted upon at the meeting.

         The foregoing matters were adopted pursuant to a special shareholder voting procedure whereby each of the above matters required an approval by the disinterested public shareholders constituting all shareholders of record in the company other than affiliated principal shareholders, as defined above. Subsequent to the approval of each of the foregoing matters by the disinterested shareholders, the principal shareholders then voted in favor of each item approved by the disinterested shareholders thereby constituting an absolute majority. The specific vote as to each of the foregoing matters can be obtained by any shareholder interested by contacting the company at the address indicated in this report and requesting a copy of the minutes of the special shareholder meeting or the official results of election.

         Prime does not believe that it is obligated to file any formal proxy solicitation with the Securities & Exchange Commission incident to this special shareholder meeting, as the company is a 15d reporting company and not subject to the proxy solicitation rules of the SEC. However, a form of the proxy mailed to all shareholders of record, prior to the meeting in accordance with Utah law, is attached as an exhibit to this 8-K and filed of record by the company.

     Exhibit
      Number            Description

     Exhibit 1 Proxy Solicitation and Ballot mailed to all shareholders of record for the meeting held on April 27, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PRIME RESOURCE, INC.


Date:    May 1, 2006                        By: /s/ Terry Deru
                                               Mr. Terry Deru
                                                   President

                                                                       Exhibit 1

                                 PROXY STATEMENT

                              Prime Resource, Inc.

                      2006 SPECIAL MEETING OF SHAREHOLDERS

                                 April 27, 2006
                       1245 East Brickyard Road, Suite 590
                           Salt Lake City, Utah 84106

--------------------------------------------------------------------------------

General Information & Incorporation by Reference:

         THIS PROXY STATEMENT IS BEING MAILED TO ALL PRIME SHAREHOLDERS OF RECORD IN CONNECTION WITH THE SOLICITATION OF THEIR VOTE BY THE BOARD OF DIRECTORS OF PRIME RESOURCE, INC. ("the Company" or "Prime") with regard to a Special Meeting to be held on April 27, 2006 at 1:00 p.m. at 1245 East Brickyard Road, Suite 590, Salt Lake City, Utah 84106, telephone number: (801) 433-2000, fax (801) 433-2222. This Proxy Statement should be reviewed in connection with the copy of the Prime Annual Report filed on SEC Form 10-KSB dated December 31, 2005 and any other materials described in this statement.

         VARIOUS ITEMS OF IMPORTANT INFORMATION AND ACCOUNTING FOR PRIME RELATED TO THIS PROXY STATEMENT ARE SET-OUT IN THE ENCLOSED ANNUAL REPORT AND OTHER MATERIALS. SUCH DETAILED INFORMATION MAY BE RELEVANT IN REVIEWING THIS PROXY STATEMENT AND BUT MAY NOT BE NOT REPEATED IN THIS DOCUMENT. ACCORDINGLY, EACH SHAREHOLDER SHOULD REFER TO ALL OF THE ENCLOSED INFORMATION BEFORE COMPLETING THEIR PROXY BALLOT.

Matters to be Voted Upon

         The following constitutes a summary of the matters you will be requested to vote upon at the Special Meeting. These matters are more fully discussed in the text of this Proxy Statement and referenced materials:

1. Ratify the transfer of all existing assets, liabilities and business of Prime to a new separate private Limited Liability Company to be owned by the current principal shareholders of Prime in consideration for a redemption by Prime of 55% of their issued and outstanding shares; approve the spin-off of certain restricted shares of Bioaccelerate Inc., a public company held by Prime, pro rata to the public Prime Shareholders, but excluding the current principal shareholders and employee grant shares; and approve the future spin off of certain Light Space shares on a pro-rata basis to all Prime shareholders of record after this vote if, and when the current note becomes converted to Light Space shares and warrants;

2. Vote upon the re-election of the Board of Directors,

3. Ratification of the current independent auditors.

         Proxies voted in accordance with the accompanying ballot form which are properly executed and received by the Secretary to the Company prior to the Special Meeting will be voted.

         THIS PROXY IS SOLICITED AND PROPOSED BY THE CURRENT BOARD OF DIRECTORS WHO REQUEST YOU TO VOTE IN FAVOR OF THE PROXY ITEMS.

Revocability of Proxy

         A shareholder returning the enclosed proxy ballot has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Special Meeting. Attendance at the Special Meeting, in and of itself, will not constitute revocation of a proxy. The Tender Offer will be deemed completed when received by the Company and after the adoption of the Reorganization.

Solicitation and Voting Procedures

         The record date for the determination of shareholders entitled to vote at the Special Meeting is the close of business on April 4, 2006. There were issued, outstanding and entitled to vote on such date approximately 2,955,490 shares of the 50,000,000 authorized common shares, no par. The Company has only one class of shares, voting common stock, each of which is entitled to one vote. The Company does not have cumulative voting. Accordingly, each shareholder must vote all of his shares on each separate ballot proposal or nominee, or abstain from voting on that item or person. The Company will bear all costs of this proxy solicitation and the preparation of the related shareholder documents.

         Common shares entitled to vote will be determined based upon the official shareholder record of April 4, 2006. Actual votes cast will be determined by the physical counting of votes in person or proxy by the Inspector of Elections to be appointed prior to the meeting by the Board of Directors. Any dispute as to votes or entitlement to vote will be decided by majority vote of the Board of Directors. Abstentions and broker non-votes will not be counted for either quorum or ballot purposes.

Special Voting Procedures

         The Board of Directors has determined that because the principal or affiliated shareholders, (defined for this Proxy as any officer, director or any shareholder holding 10% or more of the issued shares), are interested parties as to the reorganization proposals; that all proposals, other than director voting, contained herein, must receive a majority vote of the remaining shareholders other than the principal shareholders to be adopted. The Board has determined that a majority vote of shareholders, other than the principal shareholders, will require the vote of 129,046 shares by persons who are members of this informal class, (hereinafter "public shareholders"). In the event any proposal receives a majority vote in favor of such proposal by the public shareholders, then the principal shareholders will vote for such proposal thereby insuring the absolute numerical majority required by Utah law. If not approved by a majority of the public shareholders, the principal shareholders will then vote against or abstain, thereby insuring a defeat of such matter. It is believed there are approximately 105 public shareholders. The principal shareholders are Mr. Terry Deru, Mr. Scott Deru and Mr. Andrew Limpert, who collectively hold 91% of the currently issued and outstanding shares.

         There are no matters to be voted upon as described by this Proxy upon which management will proceed absent majority shareholder approval of the Public Shareholders as described herein, except election of directors who will be elected by receiving an absolute majority.

Principal Shareholders

         The Company knows of no person or group, except the following, which, as of the date of this Proxy Statement beneficially owns and has the right to vote more than 5% of the Company's Common Stock. For the purposes of this Proxy, the following are sometimes referred to as the principal shareholders or the management:

NAMES OF BENEFICIAL OWNER         SHARES BENEFICIALLY OWNED     PERCENT OF CLASS

1. Mr. Terry Deru, Director                 984,000(1)                 33%

2. Mr. Scott Deru, Director                 999,500                    34%

3. Mr. Andrew Limpert, Director             717,900                    24%
--------------------------------------------------------------------------------
All Directors as a Group                  2,701,400                    91%

          (1) Includes shares held by spouse and grantor trusts of which Mr. Deru is trustee.

                   SUMMARY INFORMATION AS TO CURRENT DIRECTORS
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
        NAME           Director Since    Compensation                                               Percentage in
                                                            Number of Shares        Current           Event of
                                                            (Beneficial and      Percentage of       Redemption
                                                            Legal)(1)               Issued and
                                                                                 Outstanding(2)
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
Mr. Terry Deru           April 2002          $240,000            984,000              33%              36.43%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
Mr. Scott Deru           April 2002          $240,000            999,500              34%              36.99%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
Mr. Andrew Limpert       April 2002          $210,000            717,900              24%              26.58%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------

(1)Mr. Terry Deru beneficially owns most of his shares as part of the Terry Deru Revocable Family Trust. This total also includes shares held by spouse, 10,000.

(2)At present there are no director or management stock options or stock rights outstanding. Directors are not paid a salary as directors, nor do they receive per diem compensation for attending meetings. Certain director compensation and stock options are intended subsequent to the reorganization as subsequently described.

The enclosed 10-KSB report contains additional biographical information on the current directors, and other information about their relationship to Prime and their compensation.

Executive Compensation

     Certain additional required information concerning remuneration, other compensation and ownership of securities by the current Directors and Officers of Prime is set-out in the enclosed 10-KSB Report and incorporated by this reference.

Management's Stock Rights and Options

         As previously disclosed, there are no present stock rights, warrants, or other stock options to the existing management or directors of Prime.

Audit Committee

         To date, and through the date of closing of the share exchange and reorganization, Prime has not had an independent audit committee because it is not a reporting company pursuant to Section 12(g) of the Securities and Exchange Act of 1934 (`34' Act) and because it believes the Electronic Bulletin Board system through which it trades does not require, in the Company's opinion, the implementation of a separate audit committee under the provisions of the Sarbanes-Oxley Act. It is not anticipated that the new management of the Company will immediately implement an audit committee format for the Company, but will be subject to other accounting and audit controls imposed upon public reporting companies by the `34 Act, as well as by the Sarbanes-Oxley Act.

         It is further believed that should the Company wish to be listed on any type of exchange, other than its current electronic bulletin board listing, that it will most likely be required to implement an independent audit committee and other compliance issues established by those exchanges, as well as by the Sarbanes-Oxley Act. Any establishment of an independent audit committee or equivalent action will result in notice being given to shareholders of this change of procedure through a normal reporting process by the Company.

Corporate Performance Graph

         Within this section, if the Company were required to file a proxy statement under Section 14 of the `34 Act, it would typically be required to provide comparative market data for its historical performance of its shares, as well as comparison with various industry indexes. The company does not believe it is subject to that required level of reporting as a Section 15(d) company or that this proxy must comply with the requirements of Section 14 of the `34' Act. More specifically, the Company has a very limited trading market on the electronic bulletin board and further believes that because of such limited trading and the unusual nature of the Company's present business as a public entity that there would not be any type of meaningful comparative market data available for similar companies or industries acting on the same level and size of Prime as a public entity. Accordingly, reference is simply made to the historical trading range of the Company's shares as set out in the enclosed and incorporated 10-KSB report. The trading range for the Company's stock during the last quarter of calendar year 2005 ranged from a low of $1.15 per share to a high of $5.00 per share based upon actual transactions. Again, each investor is cautioned that the trading market is extremely thin for this stock and that any substantial trades in the stock could adversely impact upon this trading range.

Annual Shareholder Meetings

         The most recent shareholder meeting for the company was held in June 2004, at which meeting a majority of the issued and standing shares voted in favor of re-election of the foregoing current directors listed above and ratified the appointment of the current auditors for the company. There were no other matters or issues brought before the shareholder meeting or voted upon at that time. There is not currently a date set for the next annual meeting.

                                       I.

       PLAN OF PARTIAL SHARE REDEMPTION AND EXCLUSIVE DIVIDEND FOR ASSETS

General Purpose of Plan

         As you may be aware, the Board of Directors of Prime has for the past couple of years been actively seeking some new business opportunity which it would deem to be more compatible with the public company format, either through an asset acquisition, merger, or some other type of reorganization. Management is convinced that the current insurance products and related consulting and planning services, while stable, no longer seem to be consistent with a growth model for a small public company that would maximize shareholders long term value. This in addition to the increased financial burden placed on small companies for public reports has had an impact on this strategic shift by your Board of Directors.

         As a result, the Board of Directors has discussed and determined what it believes to be a plan of action that is anticipated to enhance the potential marketability of Prime shares. As you may be aware, Prime has been engaged in various negotiations with other companies to do some type of share or asset acquisition; but, to date, none of these pursuits has yielded a suitable reorganization plan acceptable to the Board of Directors. One of the impediments which the Board has recognized in negotiating and attempting to go forward with various forms of reorganization is that the present assets and business of Prime, insurance products and related insurance and plan consulting, are deemed generally to be a liability to a going forward reorganization transaction that likely may be in a different and distinct line of business. As a result, the Board had considered and determined, subject to your review and approval as the public shareholders, to allow the current principal owners of Prime to reacquire as a private separate business entity all of the ongoing business assets and liabilities of Prime; including its insurance products line, investment and insurance consulting activities, subsidiaries and name in consideration for a reduction in the principal shareholder's stock ownership of the company as outlined below.

         The company would also continue to have and hold approximately $30,000 in cash and additional cash equivalent assets of approximately $372,000 including convertible investment notes for recent funding activities to a start-up public company known as LightSpace, Inc. as more fully discussed below.

         Management believes, thought it cannot be warranted, that the company restructured in the foregoing manner would constitute a more attractive public company for acquiring assets or shares in a future potential reorganization as a public entity and that the spin-off of the "old line of business" assets for a reduction in the principal shareholder's position is not only fair and reasonable, but would enhance the attractiveness of the company as a merger or acquisition candidate.

Specific Terms of Proposed Exchange

         Specifically, it is proposed that the current principal shareholders consisting of Mr. Terry Deru, Mr. Scott Deru and Mr. Andrew Limpert, who collectively hold between them 91% of the issued and outstanding shares would allow a collective redemption of 55% of their shares, or 1,501,400 shares in consideration for the spin-off of the present Prime business line, tangible and intangible assets, as well as liabilities of Prime. This would constitute a reduction in the principal shareholder's percentage of issued and outstanding shares from 91% to 82% and an increase in the shares held by all other shareholders, "public shareholders", from 9% to 18%. In addition, the Board would propose to spin-off and distribute, without registration, to the public shareholders of 185,600 shares of Bioaccelerate unregistered shares and all future rights to LightSpace shares to all shareholders in the event of conversion of the LightSpace notes, on a pro rata basis to all shareholders.

         Prime currently holds 339,500 shares of Bioaccelerate and would propose to spin-off 185,600 of those shares at a ratio of one (1) of share of Bioaccelerate for each one (1) share of Prime held by the public shareholders (non affiliate/non employee grant shareholder). As further consideration for the proposed redemption transaction, none of the principal shareholders would receive any distribution of the currently held Bioaccelerate shares. This distribution constitutes an excess distribution to public shareholders over their current pro rata distribution rights and is deemed additional consideration to them. The Bioaccelerate shares are unregistered which means that each shareholder receiving them would receive an unregistered security and would need to hold such shares for a specific period of time before they could be resold in a public transaction pursuant to SEC Rule 144. The Rule 144 aspects of the current redemption proposal are more fully discussed below. These shares do have piggy back registration rights in the event Bioaccelerate completes a registration. There is no certainty that this will occur.

Description of Bioaccelerate and LightSpace Proposed Distribution

         Prime has come to hold 339,500 restricted shares of Bioaccelerate through a complex series of prior financing transactions to that company. The Bioaccelerate shares currently held by Prime are restricted shares which have not been registered. The Bioaccelerate has a limited public mark on the Electronic Bulletin Board and currently trades in a range of $1.00 to $1.50 per share. Trading is limited and any substantial sale of shares could adversely impact this thinly traded market. Bioaccelerate is engaged in pharmaceutical development and marketing. At present it does own partial rights to 80 pharmaceutical formulations in various stages of clinical review through its subsidiaries. It currently has very limited revenues or income. As a result, it must be considered a high risk development stage company. Because Bioaccelerate is a publicly reporting company, more detailed information is available in its periodic reports as filed with the Securities and Exchange Commission (SEC). These reports can be viewed at www.sec.gov.edgar and by inserting in the appropriate query box the name or symbol of the company, BACL.OB. The company also has a website at www.bioaccelerate.com. Each shareholder analyzing and consideration how to vote on the various matter in this Proxy Solicitation should review and consider what value, if any, they would ascribe to the spin-off of the Bioaccelerate Shares. Prime estimates that the distribution of the Bioaccelerate shares to public shareholders constitutes approximately 54.7% of such shares which is substantially in excess of the approximate 9% distribution which the public would receive in the event of a current pro rata distribution.

         Prime believes it can spin-off the unregistered shares of Bioaccelerate to its public shareholders without further registration or disclosures in the absences of any consideration being paid for such shares. However, the shares will remain as restricted shares after the distribution and most likely could only be sold pursuant to SEC Rule 144 as explained below. In essential terms Rule 144 would require a minimum one year holding period before any resale; required there to be current public information on Bioaccelerate at the time of sale; and impose volume limitations on the amount which can be sold.

LightSpace Rights

         In the case of successful conversion and distribution of Light Space notes at current conversion ratios, Prime would be entitled to approximately 465,000 shares and 697,500 warrants to be distributed pro rata to all current shareholders of record pending approval by shareholders of this action at the upcoming April 2006 meeting.

Valuation of Exchange

         The company believes that the current valuation of the net Prime assets and business being exchanged for shares would be approximately $1,080,000, though no reliable secondary market for these types of business assets is known to exist and that the foregoing constitutes merely an estimate by the current management. The value of the shares being redeemed, based upon a current average market valuation of $1.40 per share, would amount to approximately $2,101,960. Hence, management believes that the exchange proposal to be fair and adequate, though no independent review or fairness opinion is intended based upon economic considerations. Further there has been no independent review or valuation of the entities as ongoing concerns. Further, the existing shareholders, after the share redemption, would receive a substantially larger collective share of the distribution of the Bioaccelerate shares approximately 54.74%, compared to approximate 9% currently. The future distributions, if any, of the LightSpace shares may be similarly increased to public shareholders through a concentration of ownership to the public as the principals decrease their percentage position in Prime if the reorganization is approved.

Retained Assets and Liabilities v. Assigned Assets and Liabilities

         If the share redemption for assets proposal, as generally described above, is approved, Prime would assign to a new private entity known as Prime Advisors, LLC all of the present business, assets, liabilities, subsidiaries and name of Prime Resource, Inc. together with any liabilities associated with the business and assets. These assets and subsidiaries are more particularly described in the enclosed 10-KSB Report. Prime would be left with cash of approximately $30,000, and LightSpace Notes convertible to common stock having a current face value of $350,000. As noted above, the company had earlier entered into some start-up funding to LightSpace which is engaged in a unique computerized proprietary tile lighting system employed for special effects and advertising. The company does not deem it necessary to further describe LightSpace here as it presently only holds the following notes from LightSpace, and LightSpace is currently engaged in a registration process, but is not yet a public company, nor does it currently have a trading market. However, any shareholder wishing a fuller description of the early stage LightSpace business can obtain a business plan and description from Prime or online at www.LIGHTSPACECORP.com. The filed registration materials for LightSpace to date may also be found on the SEC Edgar website at www.sec.gov/edgar.

         In summary, the present assets being assigned to Prime Advisors, LLC are estimated to be worth approximately $1,189,000 and the liabilities assumed are estimated to be $109,000 in exchange for shares redeemed totaling $2,101,960 based on current average market value. Also, as noted above, the Bioaccelerate shares being spun out to public shareholders have a current approximate market value of $241,000 (1.30 avg price). The future LightSpace shares have not been valued, but have a loan basis of $350,000.

         As more fully described below, the current management of Prime will continue on a part-time basis as needed to manage Prime Resource, Inc. as an inactive public company attempting to find merger or acquisition candidates. Also, as more fully described below, the successor private entity will provide office facilities back to Prime Resource Inc. on an as needed basis for nominal consideration. Prime Resource, Inc. should have no debts or obligations immediately after the assignment.

Continuation of Board

         It is intended that that present management of the company be maintained through election of the existing Board of Directors. Unlike the special voting provisions, explained herein for all other proposals, Director nominees will be elected by a majority vote of all shareholders actually voting in person or by proxy.

Special Voting Procedures

         Because there exists potential conflicts of interest and because no independent fairness review of the proposed stock redemption for assets is being obtained, management of Prime determined that none of the exchange proposals would be adopted absent a majority vote of all public shareholders. The public shareholders for this provision are defined as all shareholders other than the three current controlling shareholders who are also the officers and directors and who each hold in excess of 10% or more of the outstanding stock of Prime. No public shareholder meets any of these criteria.

         At the special meeting the votes of the Public shareholders will be segregated and counted to see if a majority approves each of the redemption proposals. If any redemption proposal is adopted by majority vote of the public shareholders, then the principal shareholders will vote in favor of such proposal to constitute an absolute majority under Utah law. If not, then the controlling shareholders will vote against or abstain from voting on the proposal thereby insuring it is not adopted.

Rule 144 Sale of Bioaccelerate Shares

         As previously noted in this Proxy, the Bioaccelerate shares to be distributed to the Prime public shareholders are what are called "restricted securities". Within the context of this Proxy statement that means these shares have never been registered with the Securities and Exchange Commission or any other securities regulatory agency and as such are commonly known as "unregistered" or "restricted" securities. While these shares have "piggyback" registration rights there is no assurance that an effective registration will ever be in place for these shares. As a practical matter, this means that your ability to resale such securities into the open market is limited and primarily governed by SEC Rule 144. In essential terms, Rule 144 provides a mechanism, though it is not exclusive, for the resale of restricted securities into a public market. While it is beyond the scope of this Proxy statement to explain all of the detailed applications of Rule 144, we believe that you should generally understand the following primary terms of such rule as it would relate to your holding and resale of the Bioaccelerate shares:

         1. You must generally hold such shares without transfer or assignment for a period of not less than one year from the date of receipt from the company. This generally includes a restriction against borrowing against such shares during such holding period.

         2. The shares can generally be traded after one year into an open market transaction which is not prearranged in any manner.

         3. It would be required that there be current public information available about the company which is generally satisfied by the continued filing of periodic reports on Form 10-KSB and 10-QSB for the company.

         4. Certain volume limitations on the amount which you can sell in any three month period may be imposed. Generally the amount sold cannot exceed one-percent, during any three month period, of the outstanding class of securities or the average weekly reported trading volume over the appropriate preceding four week period, whichever is greater.

         5. On certain large transactions exceeding 500 shares in number or $10,000 in aggregate amount, the seller will be required to report on a Form 144 the sale to the SEC.

Tax Aspects

         The surviving company, Prime, may incur some tax obligations incident to pursuing this reorganization, though this is not anticipated based upon the valuation of assets. Further, while it is not believed individual shareholders would likely incur a taxable event from the distribution, no assurance or warranty of this assumption can be made and each shareholder voting upon the reorganization proposal should discuss and make a determination of tax consequences, if any, through his, her or its own tax advisors. Prime has not and will not render any tax opinion incident to these transactions.

Allocation of Management and Facilities after Redemption

         It is proposed that your current management, if the Board is reelected, will continue on as the directors and officers of Prime Resource, Inc. Since Prime will no longer be an active company, management will only devote such of their time and resources as necessary to maintain Prime Resource, Inc. as a public company and to continue the search for suitable merger or acquisition candidates. It is further proposed that upon the completion of this reorganization, management would reduce their salaries as follows to reflect their part-time status in an inactive entity:

--------------------- ---------------------------- --------------- ------------
Name                  Position                     Current Salary  New Salary
--------------------- ---------------------------- --------------- ------------
--------------------- ---------------------------- --------------- ------------
Mr. Terry Deru        President, CEO               $240,000        0
--------------------- ---------------------------- --------------- ------------
--------------------- ---------------------------- --------------- ------------
Mr. Scott Deru        Vice President of Marketing  $240,000        0
--------------------- ---------------------------- --------------- ------------
--------------------- ---------------------------- --------------- ------------
Mr. Andrew Limpert    CFO                          $210,000        $10,000

--------------------- ---------------------------- --------------- ------------

         It is also proposed that Prime would enter into a sublease/management contract with the new Prime Advisors LLC, which will receive the current leasehold and all office equipment and accounts used by the current Prime. Prime would then lease and use so much of the present office space and equipment necessary to conduct its limited ongoing role for the nominal amount of $1.00 per year, until Prime generates revenues pursuant to a future merger or acquisition, or terminates its business activities. Any shareholder wishing to examine the proposed Lease/Management contract may obtain a copy from the Prime management.

                                       II

                            RE-ELECTION OF DIRECTORS

         As previously noted, the company is urging you to re-elect the current Board of Directors for the Company regardless of your vote on the other proposals contained in this Proxy solicitation. It is also noted that the election of directors will not follow the special election provisions and that each shareholder will maintain his singular vote for each director with the election of any director requiring a majority vote. As a result, it is believed that all of the current directors will be re-elected based upon the support of such candidates by the majority shareholders.

THE COMPANY URGES YOUR VOTE IN FAVOR OF THE CURRENT BOARD OF DIRECTORS.

                                       IV

                            RATIFICATION OF AUDITORS

Auditors

         The Board of Directs has appointed Child Van Wagoner & Bradshaw (previously known as Child, Sullivan & Co.), of Layton, Utah as independent certified public accountants for the Company to examine the financial statements of the Company for the fiscal year ending December 31, 2005. The appointment of Child, Van Wagoner & Bradshaw is subject to ratification of the shareholders and a resolution for such ratification will be offered at the Special Meeting as is contained in the enclosed proxy ballot. Child Van Wagoner & Bradshaw have been acting as independent accountants for the Company for one year and, both by virtue of its familiarity with the Company's affairs, its lower cost, and its ability, is considered by the Board as best qualified to continue its performance of these functions. The present Board of Directors recommends adoption of the resolution retaining the foregoing accounting firm as independent auditors for the Company.

Audit Fees

         Aggregate estimated payable fees for professional services rendered by Child, Sullivan & Co. who are now known as Child, Van Wagoner & Bradshaw, PLLC ("Auditors") in connection with its last audit of the company's consolidated financial statement as of and for the year ended December 31, 2005 were approximately $25,000.

THE PRESENT BOARD URGES YOUR VOTE IN FAVOROF THE RATIFICATION OF THE CURRENT AUDITORS.

Risk Factors

         The following constitutes management's appraisal of the most significant risk factors inherent in voting on the various proposals contained in this Proxy solicitation. You should feel free to discuss any of these risk factors with management if you are so inclined prior to casting your ballot. Further, no significance should be ascribed to the order in which the following risk factors have been listed:

1. Should you Approve the Assets for Stock Redemption Exchange, the Company will have no Ongoing Business.

         In the event that you approve the redemption of the described portion of the principal shareholder's stock for the transfer of the existing business activities and assets of the company, the company will have no ongoing business purpose and will be essentially a public shell corporation with part-time management engaged in seeking out other alternative, but at present unknown, business opportunity through acquisition or merger. During this interim period, the company would not have any source of revenue and no assurance or warranty can be given that it will be successful in its ultimate goal of achieving a suitable acquisition or merger candidate. If it is not ultimately successful in obtaining a merger or acquisition candidate, it would at some point exhaust its retained capital resources and no longer be able to continue as a viable entity unless subsequent financing could be secured.

2.       Management will be Part-time.

         Because of the reorganization that would result for the partial stock redemption for assets, the present management of the company will no longer devote their full time efforts to the management or operation of the company. The only commitment of the present management is to supply management direction and control to maintain the company as a reporting public company so far as possible and to actively search out merger or acquisition candidates on an as needed basis. In addition, management will continue to receive a part-time compensation for these limited efforts as outlined in this Proxy solicitation without there being any revenues to replace capital expended for maintaining the company and paying such part-time salaries.

3. There are Certain Conflicts Inherent in the Proposed Assets for Stock Redemption Transaction.

         There are certain inherent conflicts of interest which arise out of the proposed partial stock redemption for assets, many of which cannot be resolved and must constitute an ongoing potential risk factor. While the management does not purport to describe or list all of such potential conflicts, the most apparent and significant would appear to be as follows:

         A. There is a potential conflict to management of how to allocate time and resources between their ongoing full time business efforts to manage the spin-out private active business company with the commitment to maintain Prime as a reporting public company and to engage in a continuing search for merger or acquisition candidates. Current management will exercise a best faith efforts to allocate such time and efforts as necessary to the continuing public company but there shall always remain a potential inherent conflict between such demands upon their time and efforts.

         B. There is an inherent conflict of interest that may arise out of the use of facilities as the ongoing public company will no longer have ownership or entitlement to the leasehold estate or business equipment previously employed by it, but has assigned such properties to the spin-off company subject to a reserved right of use and sublease on a nominal basis until, and if, the company has active revenues. This type of arrangement imposes some inherent potential conflicts of interest as the public company will not have the position or leverage to demand expanded or greater use of the facilities should that become necessary. It may also find that the use of facilities on a good faith basis is insufficient.

         C. There remains an inherent conflict in the fact that present management will substantially reduce their sharehold position in the company and thereby will have a less vested economic interest in the outcome of the public entity then presently exist with their majority sharehold position.

4.       The Bioacclerate Shares have an Indeterminate Value.

         As part of the transaction described in this Proxy statement, the public shareholders will receive a spin-out of the Bioaccelerate shares of the company on a ratio of one Bioaccelerate shares for each common share of Prime held by the public shareholders. The principal shareholders and the employee grant shareholders as described in this Proxy solicitation will not receive any the Bioaccelerate shares. However, it should be noted by each potential shareholder in voting this Proxy statement that the Bioaccelerate shares are thinly traded and the company does not presently have any substantial revenue or income source. Each prospective proxy voter should consider this as a potential risk factor.

5. Indeterminate Value of LightSpace Notes and Conversion Rights.

         It is also noted that one of the cash equivalents being left with Prime are the LightSpace Notes. The Lighspace Notes were generated by earlier funding activity by the Company to a startup business entity known as LightSpace with the anticipation that Prime may participate in some form of reorganization with LightSpace. However, it now appears that LightSpace will not exchange assets or merge with the company; and, as a result, the Company continues to hold LightSpace Notes to evidence the initial investment by Prime into LightSpace. These notes are convertible under certain terms or conditions into LightSpace shares, but each Proxy holder should be aware and understand that these are secured notes (first position ) of a development company and as such there is no absolute assurance or warranty that the company will be repaid or receive anything of value for the notes. However, LightSpace management represents they intend to continue with their plan for an underwritten public offering during the first 6 months on 2006. Based on previously discussed note conversion ratios, it is anticipated that for each 3 shares of Prime held at the record date a shareholder would receive approximately one share of LightSpace common shares and two warrants. Accordingly, this holding constitutes a risk factor as described.

6. Uncertainty of Future Business Opportunity in Unknown Business Ventures.

         There is no assurance or warranty that the company will be successful in obtaining in the future a suitable merger or asset acquisition candidate and such in and of itself constitutes a risk factor. Moreover, even if the company is successful in obtaining a merger and acquisition candidate the type of business and potential profitability of that business is unknown and will remain unknown until such event occurs. Both of these unknown factors constitute a degree of risk in approving the transactions proposed in this Proxy solicitation.

7. The Assets of the Company Must be Considered Wasting Assets During the Search Period.

         During the period that the company is searching for a suitable merger/acquisition candidate the limited retained capital of the company must be considered as a wasting asset as it will be eroded and paid without any means to replenish this capital source to maintain the company as a public company and pay the reduced wages to part-time management. This factor constitutes a certain degree of risk to the shareholders in the company.

8. There are Certain Costs and Liabilities of Remaining a Public Entity.

         Each prospective investor should understand and recognize that there are significant costs involved in maintaining a company as a public reporting company, even without active business activities. These include, but are not necessarily limited to, the cost and effort of maintaining audited financial statements, preparing and filing periodic reports with the Securities and Exchange Commission, the ongoing possibility of revision and audit by the SEC and other related type factors. There are also enhanced risks of litigation as a public company; and the risk that future regulations of the NASD, SEC or State Securities Regulation may make it difficult or impossible to remain a publicly trading company without assets or any business.

9. The Company has Recently Been Required by the SEC to Restate Certain Financial Information.

         The 10-KSB/A ending the period 12/31/2004 has been restated at the request of the SEC to clarify certain accounting disclosure information, management discussion analysis and various changes in the actual accounting data and financial statements supplied by Prime. While the company does not believe that such restatements were significant or materially affected the financial results of the company, each prospective investor should be aware that such restatements were made and that changes were required, as a result of such restatements, to management's internal audit and control procedures. All of these issues constitute a degree of risk factor to continuing as an investor in this public company.

10. There may be a Significant Increase in the Values of Assets Exchanged for the Redeemed Shares.

         While no one can predict the future of economic activity with absolute certainty, there remains a possibility that in the future the assets spun-off may either substantially increase in value more than would presently be anticipated or may start, for some presently undetermined reason, to generate significant revenues and income over current revenues and income; which would, in retrospect, make the asset exchange for stock redemption less favorable than presently projected. There is no way to know or quantify this potential risk factor, but each prospective proxy voter should be advised of this as a potential risk factor.

11. There will be no Independent Fairness Hearing or Review of the Stock Redemption for Assets.

         The company has determined for economic reasons and costs associated with obtaining an independent fairness opinion and review not to incur those costs and expenses. As a result there remains a certain risk factor in this offering, which is sometimes obviated or limited by obtaining an independent fairness review and report. as to the fairness and equity of the proposed exchange. As a result, each investor in considering this Proxy Solicitation will have to make his own determination of whether the relative values of the interest exchanged are fair and equitable in the circumstances and from the information supplied.

12.      No SEC Review of Proxy Statement.

         Because Prime is not a full reporting company under Section 12(g) of the Securities and Exchange Act of 1934, it is not required to submit for review and comment this Proxy statement to be SEC or any securities regulatory agency. As a result, there may be certain aspects or provisions of this Proxy statement that would be revised or changed if such a review were mandated and this factor should constitute a degree of risk factor to those voting upon the matters solicited in this Proxy statement.

13.      No Assurance of Public Market for Prime Stock.

         For various of the reasons previously set-out in these risk factors, there can be no absolute assurance or warranty that a future market will exist for the new Prime shares as an ongoing public company.

14.      Rule 144 Sales.

         In the previous section describing the anticipated Rule 144 sales, each prospective shareholder considering receiving the Bioaccelerate shares as part of the proposed transaction should understand that Rule 144 will defer the ability to sell and make it subject to certain circumstances and conditions and market fluctuations which may be beyond present control and that this constitutes a risk factor as to the marketability or price of such restricted shares.

15. No Tax Analysis.

         As previously mentioned, Prime is not providing any tax analysis or opinion as to the probable tax consequences, if any, to shareholders or the Company if the reorganization is accepted.

Potential Conflicts and Related Party Transactions

          Historically, Prime has described any related party transactions as well as potential conflicts as part of the disclosure requirements in its 10-KSB Reports. There may exist other and presently undetermined potential conflicts and related party transactions. The most significant of the anticipated conflicts have been described in the Risk Factors outlined above.

          Moreover, should there be determined, prior to the closing of the presently proposed share exchange and reorganization, any other potential conflict, or related party transaction, such conflict or transaction will be disclosed and set out as a supplemental material to this proxy statement.

Dissenting Shareholder Rights

          Prime has determined that the foregoing share exchange requires the offering of dissenting shareholder rights under Utah law to all shareholders who wish not to participate in the ongoing Prime Resource reorganization and its related distributions. Essentially those shareholders who do not believe that either of the alternative provides a fair and equitable investment option to the shareholders for their prior sharehold interest may elect, under Utah law as dissenting shareholders, to object to the valuation and redemption of their shares. It should be noted by each prospective dissenting shareholder that the election to be a dissenting shareholder will not constitute a vote against or in any way invalidate the completion of the Share Exchange, but will provide such dissenting shareholder with a potential alternative valuation option.

          In essential terms, any dissenting shareholder under the Utah Statutory Provisions will have the right to propose to the Company what they deem to be a fair and adequate consideration for their shares, along with the methodology at which they arrive at their alternative valuation, if not satisfied with the Company's proposal. The Company would then attempt to negotiate a resolution or may simply refuse to recognize the alternative valuation. It should be noted to each prospective dissenting shareholder that the company believes the present valuation is based upon current market conditions. As a result, is not likely the Company would be willing to voluntarily alter or mend its redemption payments for the shares.

          If the Company and the shareholder are not able to agree upon the stipulated valuation, then the shareholder shall have the right to proceed with a court proceeding to attempt to force an alternative valuation for the shares through a judicial process.

THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE DISSENTING SHAREHOLDER RIGHTS. EACH PROSPECTIVE DISSENTING SHAREHOLDER IS ENCOURAGED TO REVIEW, WITH LEGAL COUNSEL OF THEIR OWN CHOICE, THE ATTACHED AND ENCLOSED DISSENTING SHAREHOLDER RIGHTS PACKAGE AND BALLOT CONTAINS THE UTAH STATUTE MATERIAL ON DISSENTING SHAREHOLDER RIGHTS AS EXTRACTED FROM THE UTAH CODE.

          Any shareholder wishing to exercise dissenting shareholder rights should fill out and complete the dissenting shareholder rights ballot and return it promptly to the Company in the enclosed envelope so that they may be listed as dissenting shareholder and the Company will then proceed in accordance with applicable law to treat such claim in accordance with the statutory provisions. Please note that if you vote in favor of the share exchange you are not entitled to be a dissenting shareholder.

                                  OTHER MATTERS

     The Special Meeting is being called for the purposes set forth in the notice thereof. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Special Meeting other than those specifically referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their judgment to the extent they have been given discretion.

                              STOCKHOLDER PROPOSALS

     There were no stockholders proposals submitted for consideration at this Special Meeting. Stockholder proposals intended to be considered at the next Annual Meeting of Stockholders must be received by the Company no later than December 31, 2006. Such proposals may be included in the next proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Prime's directors, executive officers, and any persons holding more than 10% of the common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by such dates during 2004. To our knowledge, all of these filing requirements were satisfied by our directors, officers and 10% percent holders. In making these statements, Prime has relied upon the written representations of its directors, officers and its 10% percent holders and copies of the reports that they have filed with the Commission.

                                OTHER INFORMATION

                                      None

                  FINANCIAL REPORTS & OTHER IMPORTANT DOCUMENTS

     The enclosed financial reports for the company's operations ending December 31, 2005, as attached to the 10-KSB are considered an integral part of this Proxy Statement and are incorporated by this reference. See also, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the enclosed 10-KSB Report.

     Dated:   April 10  2006.

                                            BY ORDER OF THE BOARD OF DIRECTORS:


                                            /s/ Terry Deru
                                            ------------------------------------
                                            Terry Deru, Chairman of the Board